EXHIBIT 99.1

October 29, 2014                                 FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Paul Shoukry, 727.567.5133
raymondjames.com/media

RAYMOND JAMES FINANCIAL REPORTS RECORD REVENUES AND EARNINGS FOR THE FISCAL 4TH QUARTER AND FISCAL YEAR 2014

•	Record quarterly net revenues of $1.29 billion and record quarterly net income of $136.4 million, or $0.94 per diluted share

•	Record annual net revenues of $4.86 billion and record annual net income of $480.2 million, or $3.32 per diluted share

•	Return on equity of 12.3 percent for the fiscal year 2014

ST. PETERSBURG, Fla - Raymond James Financial, Inc. (NYSE: RJF) today reported record quarterly net revenues of $1.29 billion and record quarterly net income of $136.4 million, or $0.94 per diluted share, for the fiscal fourth quarter ended September 30, 2014. Net revenues in the quarter grew 14 percent over the prior year’s fiscal fourth quarter and 6 percent over the preceding quarter. Net income in the quarter increased 16 percent compared to the prior year’s fiscal fourth quarter, which was burdened by acquisition-related expenses but also aided by a large nonrecurring tax benefit. Net income increased 11 percent over the preceding quarter.

For fiscal year 2014, record annual net revenues of $4.86 billion increased 8 percent compared to the prior fiscal year, which benefited from $74 million of revenues related to the sale of a private equity investment. Record annual net income of $480.2 million grew 31 percent over the prior year, or 15 percent after excluding acquisition-related expenses and other non-GAAP items incurred in the prior fiscal year.

“We are extremely proud of our associates and financial advisors for achieving record results in the fourth quarter and for fiscal 2014,” said CEO Paul Reilly. “Record annual net revenues in all of our core segments coupled with disciplined expense management resulted in the firm generating a 15.4 percent pre-tax margin on net revenues and a 12.3 percent return on equity for our shareholders.”

Segment Results

Private Client Group

•	Record quarterly net revenues of $861.1 million, up 16 percent compared to the prior year’s fiscal fourth quarter and up 5 percent compared to the preceding quarter

•	Record quarterly pre-tax income of $100.2 million, a robust 55 percent increase over the prior year’s fiscal fourth quarter and a 23 percent increase over the preceding quarter

•	Record annual net revenues of $3.27 billion and record annual pre-tax income of $330.3 million, substantial increases of 12 percent and 43 percent, respectively, over the prior fiscal year

•	Private Client Group assets under administration of $450.6 billion, up 11.9 percent over the year-ago September but down slightly from the preceding quarter

For the quarter, the Private Client Group results were positively impacted by strong revenue growth and a temporary lull in technology projects.

For fiscal 2014, record results in the Private Client Group segment were driven by strong growth in client assets and a meaningful improvement in the segment’s pre-tax profit margin to net revenues, which reached 10.1 percent for the fiscal year. Growth in client assets was driven by market appreciation and near-record levels of financial advisor recruiting and retention, resulting in the number of financial advisors increasing to 6,265.

Reilly added, “Fiscal 2014 was the firm’s second best year for financial advisor recruiting, and activity remains extremely robust. The firm maintains a commitment to investing in technology, products, and services to help advisors expand and broaden their client relationships and improve their productivity.”

Capital Markets

•	Record quarterly net revenues of $263.6 million, up 9 percent compared to the prior year’s fiscal fourth quarter and up 11 percent compared to the preceding quarter

•	Record investment banking revenues of $115.0 million in the quarter and $340.8 million in the fiscal year, led by record M&A results

•	Quarterly pre-tax income of $39.5 million, representing a 15.0 percent pre-tax margin on net revenues

•	Record annual net revenues of $966.2 million and record annual pre-tax income of $130.6 million, increases of 3 percent and 28 percent, respectively, over the prior fiscal year

For the quarter, this segment’s results were driven by very strong investment banking, including record merger and acquisition revenues. Given the general weakness in both fixed income commission activity and the overall municipal financing market, fixed income trading and public finance performed reasonably well.

Fiscal 2014 presented an extremely difficult market environment for Fixed Income. Institutional fixed income commissions declined 25 percent; however, trading profits nearly doubled for the year. Very strong performance in the Equity Capital Markets division helped the Capital Markets segment generate record annual revenues and pre-tax earnings. The Equity Capital Markets division benefited from record investment banking revenues as attractive valuations, low market volatility, and relatively cheap financing contributed to record M&A results.

“The M&A pipeline remains active across many industry verticals, although this activity could eventually be hindered if global uncertainties and recent spikes in market volatility persist. Meanwhile, Fixed Income results will likely continue to remain depressed until interest rates and/or rate volatility increase,” Reilly continued.

Asset Management

•	Quarterly net revenues of $94.9 million, up 17 percent compared to the prior year’s fiscal fourth quarter and up 4 percent compared to the preceding quarter

•	Record quarterly pre-tax income of $35.3 million, a 15 percent increase over the prior year’s fiscal fourth quarter and a 13 percent increase over the preceding quarter

•	Record annual net revenues of $369.7 million and record annual pre-tax income of $128.3 million, increases of 26 percent and 33 percent, respectively, over the prior fiscal year

•	Financial assets under management of $64.6 billion, up 15.4 percent over the year-ago September but down 1 percent from the preceding quarter

The strong equity market in the preceding quarter led to higher billings for the September quarter. The operating leverage in this segment led to an even greater increase in pretax income. For the year, positive net flows and market appreciation contributed to record revenues and pre-tax income.

“The firm remains focused on expanding this segment’s product offerings, both organically and through niche acquisitions,” said Reilly.

Raymond James Bank

•	Quarterly net revenues of $93.1 million and quarterly pre-tax income of $64.1 million

•	Record annual net revenues of $351.8 million generated annual pre-tax income of $242.8 million

•	Record net loans of $10.96 billion, a significant 24 percent increase over the year-ago September

Compared to the preceding quarter, the Bank’s net interest margin improved 14 basis points to 3.02 percent, primarily due to elevated corporate loan fees and the deployment of lower-yielding cash investments to fund loan growth. Additionally, net interest margin compression from new corporate loan production appears to have subsided. Nonetheless, the increase in net interest income during the quarter was almost completely offset by the changes in other factors relative to the preceding quarter, most significantly a $3.3 million net change in foreign currency gains/losses.

Fiscal 2014 was the Bank’s second highest annual pretax income, trailing only the previous fiscal year. Net loan growth of 24 percent drove higher net interest income despite a contracting net interest margin. The provision for loan losses returned to a more expected level following the abnormally low provision in the preceding fiscal year.

“Given the lending environment, we are pleased with the net loan growth and credit quality of the loan portfolio. The pipeline remains quite active and spreads appear to be widening,” said Reilly.

Other

Total revenues in the Other segment decreased $7.8 million compared to the preceding quarter, primarily due to the June quarter benefiting from a higher amount of private equity gains.

“While we are proud of all the records Raymond James achieved in the fiscal year, our associates and financial advisors remain focused on building on the firm’s momentum to further strengthen our market position,” explained Reilly.

A conference call to discuss the results will take place tomorrow morning, Thursday, October 30, at 8:15 a.m. ET. For a listen only connection, please call: 877-666-1952 (conference code: 22756018), or visit raymondjames.com/analystcall for a live audio webcast. An audio replay of the call will be available until 5:00 p.m. ET on April 15, 2015, under the Investor Relations page of our website at www.raymondjames.com.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client, capital markets, asset management, banking and other services to individuals, corporations and municipalities. Its three principal wholly owned broker-dealers, Raymond James & Associates, Raymond James Financial Services, and Raymond James Ltd., have more than 6,200 financial advisors serving in excess of 2.5 million client accounts in more than 2,500 locations throughout the United States, Canada and overseas. Total client assets are approximately $475 billion. Public since 1983, the firm has been listed on the New York Stock Exchange since 1986 under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward Looking Statements

Certain statements made in this press release and the associated conference call may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation and regulatory developments or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission from time to time, including our most recent Annual Report on Form 10-K and subsequent Forms 10-Q, which are available on www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Raymond James Financial, Inc.
Selected financial highlights (Unaudited)

Summary results of operations
	Three months ended
	September 30, 2014	September 30, 2013	% Change	June 30, 2014	% Change
	($ in thousands, except per share amounts)
Total revenues	$1,310,778	$1,150,263	14%	$1,241,283	6%
Net revenues	$1,285,091	$1,123,308	14%	$1,214,231	6%
Pre-tax income	$212,414	$161,969	31%	$191,243	11%
Net income	$136,366	$117,458	16%	$122,689	11%

Earnings per common share:
Basic	$0.97	$0.84	15%	$0.87	11%
Diluted	$0.94	$0.82	15%	$0.85	11%

Non-GAAP measures:(1)
Adjusted pre-tax income	$212,414	$183,972	15%	$191,243	11%
Adjusted net income	$136,366	$133,515	2%	$122,689	11%
Non-GAAP earnings per common share:(1)
Non-GAAP basic	$0.97	$0.96	1%	$0.87	11%
Non-GAAP diluted	$0.94	$0.93	1%	$0.85	11%

	Twelve months ended
	September 30, 2014	September 30, 2013	% Change
	($ in thousands, except per share amounts)
Total revenues	$4,965,460	$4,595,798	8%
Net revenues	$4,861,369	$4,485,427	8%
Pre-tax income	$748,045	$564,187	33%
Net income	$480,248	$367,154	31%

Earnings per common share:
Basic	$3.41	$2.64	29%
Diluted	$3.32	$2.58	29%

Non-GAAP measures:(1)
Adjusted pre-tax income	$748,045	$644,107	16%
Adjusted net income	$480,248	$419,166	15%
Non-GAAP earnings per common share:(1)
Non-GAAP basic	$3.41	$3.01	13%
Non-GAAP diluted	$3.32	$2.95	13%

(1)
There are no comparable non-GAAP measures for the three months, or any quarterly period during the twelve months, ended September 30, 2014. Please see the reconciliation of net income to adjusted net income on page 14 for information on the non-GAAP adjustments applicable to prior year periods.

Raymond James Financial, Inc.
Consolidated Statements of Income
(Unaudited)

	Three months ended
	September 30, 2014	September 30, 2013	% Change	June 30, 2014	% Change
	($ in thousands, except per share amounts)
Revenues:
Securities commissions and fees	$840,165	$740,793	13%	$813,461	3%
Investment banking	115,019	85,069	35%	78,694	46%
Investment advisory fees	91,772	80,581	14%	89,080	3%
Interest	126,009	115,065	10%	119,391	6%
Account and service fees	111,524	95,923	16%	101,585	10%
Net trading profit	14,374	18,058	(20)%	17,276	(17)%
Other	11,915	14,774	(19)%	21,796	(45)%
Total revenues	1,310,778	1,150,263	14%	1,241,283	6%

Interest expense	(25,687)	(26,955)	(5)%	(27,052)	(5)%
Net revenues	1,285,091	1,123,308	14%	1,214,231	6%

Non-interest expenses:
Compensation, commissions and benefits	869,893	756,108	15%	825,506	5%
Communications and information processing	57,996	64,844	(11)%	63,341	(8)%
Occupancy and equipment costs	41,344	39,954	3%	40,757	1%
Clearance and floor brokerage	10,710	9,414	14%	9,335	15%
Business development	35,682	30,533	17%	35,079	2%
Investment sub-advisory fees	13,928	10,283	35%	12,887	8%
Bank loan loss provision (benefit)	5,483	(1,953)	NM	4,467	23%
Acquisition related expenses	—	21,701	NM	—	NM
Other	44,851	33,881	32%	43,926	2%
Total non-interest expenses	1,079,887	964,765	12%	1,035,298	4%

Income including noncontrolling interests and before provision for income taxes	205,204	158,543	29%	178,933	15%
Provision for income taxes	76,048	44,511	71%	68,554	11%
Net income including noncontrolling interests	129,156	114,032	13%	110,379	17%
Net loss attributable to noncontrolling interests	(7,210)	(3,426)	(110)%	(12,310)	41%
Net income attributable to Raymond James Financial, Inc.	$136,366	$117,458	16%	$122,689	11%

Net income per common share – basic	$0.97	$0.84	15%	$0.87	11%
Net income per common share – diluted	$0.94	$0.82	15%	$0.85	11%
Weighted-average common shares outstanding – basic	140,490	138,447		140,270
Weighted-average common and common equivalent shares outstanding – diluted	144,521	141,793		143,985

Raymond James Financial, Inc.
Consolidated Statements of Income
(Unaudited)

	Twelve months ended
	September 30, 2014	September 30, 2013		% Change
	($ in thousands, except per share amounts)
Revenues:
Securities commissions and fees	$3,241,525	$3,007,711		8%
Investment banking	340,821	288,251		18%
Investment advisory fees	362,362	282,755		28%
Interest	480,886	473,599		2%
Account and service fees	407,707	363,531		12%
Net trading profit	64,643	34,069		90%
Other	67,516	145,882	(1)	(54)%
Total revenues	4,965,460	4,595,798		8%

Interest expense	(104,091)	(110,371)		(6)%
Net revenues	4,861,369	4,485,427		8%

Non-interest expenses:
Compensation, commissions and benefits	3,312,635	3,054,027		8%
Communications and information processing	252,694	257,366		(2)%
Occupancy and equipment costs	161,683	157,449		3%
Clearance and floor brokerage	39,875	40,253		(1)%
Business development	139,672	124,387		12%
Investment sub-advisory fees	52,412	37,112		41%
Bank loan loss provision	13,565	2,565		429%
Acquisition related expenses	—	73,454		NM
Other	172,885	144,904	(2)	19%
Total non-interest expenses	4,145,421	3,891,517		7%

Income including noncontrolling interests and before provision for income taxes	715,948	593,910		21%
Provision for income taxes	267,797	197,033		36%
Net income including noncontrolling interests	448,151	396,877		13%
Net (loss) income attributable to noncontrolling interests	(32,097)	29,723		NM
Net income attributable to Raymond James Financial, Inc.	$480,248	$367,154		31%

Net income per common share – basic	$3.41	$2.64		29%
Net income per common share – diluted	$3.32	$2.58		29%
Weighted-average common shares outstanding – basic	139,935	137,732
Weighted-average common and common equivalent shares outstanding – diluted	143,589	140,541

(1)
Revenues in the twelve months ended September 30, 2013 included $74 million (before consideration of noncontrolling interests and taxes) arising from our indirect investment in Albion, an investment which we sold in April 2013. Since we only owned a portion of this indirect investment, our share of the net income after consideration of noncontrolling interests (before any tax effects) amounted to $22.7 million.

(2)
Other expense in the twelve months ended September 30, 2013 included $6.9 million of goodwill impairment associated with our Raymond James European Securities (“RJES”) reporting unit. The effect of this goodwill impairment expense on the pre-tax income attributable to Raymond James Financial, Inc. (“RJF”) is $4.6 million, as prior to April 2013 we did not own 100% of RJES. The portion of the impairment expense attributable to the noncontrolling interests is $2.3 million.

Raymond James Financial, Inc. Segment Results (Unaudited)

	Three months ended
	September 30, 2014	September 30, 2013	% Change	June 30, 2014	% Change
	($ in thousands)
Total revenues:
Private Client Group	$863,266	$742,489	16%	$819,436	5%
Capital Markets	267,427	244,580	9%	241,013	11%
Asset Management	94,918	80,842	17%	91,222	4%
RJ Bank	95,547	91,191	5%	93,740	2%
Other (1)	5,148	7,898	(35)%	12,984	(60)%
Intersegment eliminations	(15,528)	(16,737)		(17,112)
Total revenues	$1,310,778	$1,150,263	14%	$1,241,283	6%

Net revenues:
Private Client Group	$861,120	$740,164	16%	$816,918	5%
Capital Markets	263,558	241,024	9%	236,509	11%
Asset Management	94,913	80,841	17%	91,216	4%
RJ Bank	93,068	89,210	4%	91,556	2%
Other (1)	(13,906)	(12,833)	(8)%	(6,541)	(113)%
Intersegment eliminations	(13,662)	(15,098)		(15,427)
Total net revenues	$1,285,091	$1,123,308	14%	$1,214,231	6%

Pre-tax income (loss) (excluding noncontrolling interests):
Private Client Group	$100,180	$64,617	55%	$81,473	23%
Capital Markets	39,540	40,482	(2)%	28,009	41%
Asset Management	35,280	30,569	15%	31,306	13%
RJ Bank	64,057	72,614	(12)%	64,921	(1)%
Other (1)	(26,643)	(46,313)	42%	(14,466)	(84)%
Pre-tax income (excluding noncontrolling interests)	$212,414	$161,969	31%	$191,243	11%

Continued on next page

(the text of the footnotes in the above table are on the following page)

Raymond James Financial, Inc. Segment Results (Unaudited) (continued from previous page)

	Twelve months ended
	September 30, 2014	September 30, 2013		% Change
	($ in thousands)
Total revenues:
Private Client Group	$3,276,566	$2,930,603		12%
Capital Markets	981,572	955,955		3%
Asset Management	369,690	292,817		26%
RJ Bank	360,317	356,130		1%
Other (1)	42,203	126,401	(2)	(67)%
Intersegment eliminations	(64,888)	(66,108)
Total revenues	$4,965,460	$4,595,798		8%

Net revenues:
Private Client Group	$3,266,946	$2,918,978		12%
Capital Markets	966,152	937,886		3%
Asset Management	369,666	292,809		26%
RJ Bank	351,770	346,906		1%
Other (1)	(35,253)	45,923	(2)	NM
Intersegment eliminations	(57,912)	(57,075)
Total net revenues	$4,861,369	$4,485,427		8%

Pre-tax income (loss) (excluding noncontrolling interests):
Private Client Group	$330,278	$230,315		43%
Capital Markets	130,565	102,171	(3)	28%
Asset Management	128,286	96,300		33%
RJ Bank	242,834	267,714		(9)%
Other (1)	(83,918)	(132,313)		37%
Pre-tax income (excluding noncontrolling interests)	$748,045	$564,187		33%

The text of the footnotes to the above table and to the table on the previous page are as follows:

(1)
The Other segment includes the results of our principal capital activities as well as acquisition, integration and certain interest expenses incurred with respect to acquisitions. Refer to the reconciliation of net income to adjusted net income on page 14 for quantification of certain acquisition-related amounts which affected prior year reporting periods.

(2) Revenues for the twelve months ended September 30, 2013 included $74 million (before consideration of noncontrolling interests and taxes) arising from our indirect investment in Albion, an investment which we sold in April 2013. Since we only owned a portion of this indirect investment, our share of the net income after consideration of noncontrolling interests (before any tax effects) amounted to $22.7 million.

(3)
The segment results for the twelve months ended September 30, 2013 were negatively affected by a $4.6 million (RJF’s portion) impairment of goodwill in our RJES reporting unit and a $1.9 million RJES restructuring expense (refer to the reconciliation of net income to adjusted net income on page 14).

Raymond James Financial, Inc. Selected key metrics (Unaudited)

Details of certain key revenue and expense components:
	Three months ended
	September 30, 2014	September 30, 2013	% Change	June 30, 2014	% Change
	($ in thousands)
Securities commissions and fees:
PCG segment securities commissions and fees	$725,791	$620,591	17%	$691,600	5%
Capital Markets segment institutional sales commissions:
Equity commissions	63,806	58,274	9%	65,089	(2)%
Fixed Income commissions	57,246	68,005	(16)%	61,652	(7)%
All other segments	58	76	(24)%	70	(17)%
Intersegment eliminations	(6,736)	(6,153)		(4,950)
Total securities commissions and fees	$840,165	$740,793	13%	$813,461	3%

Investment banking revenues:
Equity:
Underwritings	$32,019	$23,959	34%	$26,171	22%
Mergers & acquisitions and advisory fees	57,353	40,778	41%	24,894	130%
Tax credit funds syndication fees	9,244	7,628	21%	13,460	(31)%
Fixed Income investment banking revenues	16,407	12,999	26%	13,795	19%
Other	(4)	(295)	99%	374	NM
Total investment banking revenues	$115,019	$85,069	35%	$78,694	46%

Other revenues:
Realized/Unrealized gain attributable to private equity investments	$4,486	$1,857	142%	$8,047	(44)%
All other revenues	7,429	12,917	(42)%	13,749	(46)%
Total other revenues	$11,915	$14,774	(19)%	$21,796	(45)%

Other expenses:
Losses of real estate partnerships held by consolidated variable interest entities (1)	$7,524	$3,099	143%	$12,773	(41)%
All other expenses	37,327	30,782	21%	31,153	20%
Total other expenses	$44,851	$33,881	32%	$43,926	2%

Net (loss) income attributable to noncontrolling interests:
Private equity investments	$(127)	$1,428	NM	$(965)	87%
Consolidation of low-income housing tax credit funds	(8,371)	(5,396)	(55)%	(12,408)	33%
Other	1,288	542	138%	1,063	21%
Total net loss attributable to noncontrolling interests	$(7,210)	$(3,426)	(110)%	$(12,310)	41%

Continued on next page

(the text of the footnotes in the above table are on the following pages)

Raymond James Financial, Inc. Selected key metrics (Unaudited) (continued from previous page)

Details of certain key revenue and expense components:
	Twelve months ended
	September 30, 2014		September 30, 2013		% Change
	($ in thousands)
Securities commissions and fees:
PCG segment securities commissions and fees	$2,758,431		$2,455,601		12%
Capital Markets segment institutional sales commissions:
Equity commissions	260,934		246,588		6%
Fixed Income commissions	246,131		326,792		(25)%
All other segments	306		321		(5)%
Intersegment eliminations	(24,277)		(21,591)
Total securities commissions and fees	$3,241,525		$3,007,711		8%

Investment banking revenues:
Equity:
Underwritings	$100,091		$87,466		14%
Mergers & acquisitions and advisory fees	151,000		126,864		19%
Tax credit funds syndication fees	34,473		24,656		40%
Fixed Income investment banking revenues	55,275		48,133		15%
Other	(18)		1,132		NM
Total investment banking revenues	$340,821		$288,251		18%

Other revenues:
Realized income attributable to the Albion private equity investment	$—		$74,002		NM
Realized/Unrealized gain attributable to all other private equity investments	21,694		28,091		(23)%
All other revenues	45,822	(2)	43,789		5%
Total other revenues	$67,516		$145,882		(54)%

Other expenses:
Losses of real estate partnerships held by consolidated variable interest entities (1)	$40,862		$26,180		56%
Impairment of RJES goodwill	—		6,933	(3)	NM
All other expenses	132,023		111,791		18%
Total other expenses	$172,885		$144,904		19%

Net (loss) income attributable to noncontrolling interests:
Albion private equity investment	$—		$51,286		NM
All other private equity investments	5,610		10,332		(46)%
Consolidation of low-income housing tax credit funds	(46,461)		(32,093)		(45)%
Other	8,754		198		NM
Total net (loss) income attributable to noncontrolling interests	$(32,097)		$29,723		NM

(the text of the footnotes in the above table are on the following page)

Raymond James Financial, Inc.
Selected key metrics (Unaudited)
(continued from previous page)

The text of the footnotes to the tables on the previous pages are as follows:

(1)
Nearly all of these losses are attributable to noncontrolling interests. After adjusting for the portion attributable to noncontrolling interests, RJF’s share of these losses is insignificant in all periods presented.

(2)
Total for the twelve months ended September 30, 2014 includes a $5.5 million realized gain on the December 2013 redemption by the issuer of Jefferson County, Alabama Sewer Revenue Refunding Warrants auction rate securities that resulted from the resolution of the Jefferson County, Alabama bankruptcy proceedings.

(3)
The impairment expense is associated with our RJES reporting unit. Prior to April 2013 we did not own 100% of RJES. After adjusting for the portion attributable to noncontrolling interests, our pre-tax share of this loss in the twelve months ended September 30, 2013 was approximately $4.6 million and the portion of the impairment expense attributable to noncontrolling interests in the twelve months ended September 30, 2013 was approximately $2.3 million.

Raymond James Financial, Inc.
Selected key metrics (Unaudited)

Selected key financial metrics:
	As of
	September 30, 2014			June 30, 2014		March 31, 2014		December 31, 2013		September 30, 2013
Total assets	$23.3	bil.		$23.1	bil.	$22.9	bil.	$21.9	bil.	$23.2	bil.
Shareholders’ equity (attributable to RJF)	$4,141	mil.		$4,015	mil.	$3,888	mil.	$3,782	mil.	$3,663	mil.

Book value per share	$29.40			$28.59		$27.75		$27.07		$26.40
Tangible book value per share (a non-GAAP measure) (1)	$26.98			$26.15		$25.28		$24.57		$23.86

Return on equity for the quarter (annualized)	13.4%			12.4%		10.9%		12.5%		13.0%
Return on equity for the quarter - computed based on non-GAAP measures (annualized)	13.4%			12.4%		10.9%		12.5%		14.7%		(2)

Return on equity - year to date (annualized)	12.3%			11.9%		11.7%		12.5%		10.6%
Return on equity - year to date - computed based on non-GAAP measures (annualized)	12.3%			11.9%		11.7%		12.5%		12.0%		(2)

Total capital (to risk-weighted assets)	20.6%		(3)	20.5%		20.0%		20.4%		19.8%
Tier I capital (to adjusted assets)	16.4%		(3)	15.8%		15.8%		15.2%		14.5%

Effective tax rate - quarter	35.8%			35.8%		36.8%		34.8%		27.5%		(4)
Effective tax rate - year to date	35.8%			35.8%		35.8%		34.8%		34.9%		(4)

Private Client Group financial advisors:
	As of
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Raymond James & Associates	2,462	2,455	2,438	2,430	2,443
Raymond James Financial Services	3,329	3,320	3,288	3,279	3,275
Raymond James Limited	391	397	397	395	406
Raymond James Investment Services	83	79	79	74	73
Total advisors	6,265	6,251	6,202	6,178	6,197

Selected client asset metrics:
	As of
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
	($ in billions)
Client assets under administration	$475.0	$479.0	$458.1	$446.5	$425.4
Private Client Group assets under administration	$450.6	$454.1	$434.0	$422.9	$402.6
Private Client Group assets in fee-based accounts	$167.7	$168.0	$158.2	$151.2	$139.9
Financial assets under management	$64.6	$65.3	$62.3	$60.5	$56.0
Secured client lending (5)	$2.8	$2.7	$2.5	$2.4	$2.3

(the text of the footnotes in the above tables are on the following page)

Raymond James Financial, Inc.
Selected key metrics (Unaudited)
(continued from previous page)

The text of the footnotes to the tables on the previous page are as follows:

(1)
Tangible book value per share (a non-GAAP measure) is computed by dividing shareholders’ equity, less goodwill and other intangible assets in the amount of $354 million, $356 million, $358 million, $360 million, and $361 million as of September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013 and September 30, 2013, respectively, which are net of their related deferred tax balance in the amounts of $13.2 million, $12.8 million, $11.5 million, $10.2 million, and $8.6 million as of September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013 and September 30, 2013, respectively, by the number of common shares outstanding. Management believes tangible book value per share is a measure that is useful to investors because it allows them to better assess the capital strength of the company.

(2)
Refer to the reconciliation of net income to adjusted net income on page 14. This computation utilizes the adjusted net income attributable to RJF-non-GAAP and the average equity-non-GAAP, as presented in the referenced reconciliation, in the computation.

(3)	Estimated.

(4)
The decrease in the tax rate for the three months ended September 30, 2013 was the result of a nonrecurring tax benefit resulting from a change in management’s repatriation strategy of certain foreign earnings as well as a significant increase in nontaxable income associated with the change in market value of company-owned life insurance. To a lesser extent, the effective tax rate for the fiscal year ended September 30, 2013 was also impacted by these items.

(5)	Includes client margin balances held by our broker-dealer subsidiaries and securities based loans available through RJ Bank.

Raymond James Financial, Inc.
Reconciliation of net income to adjusted net income (GAAP to non-GAAP measures)
(Unaudited)

We believe that the non-GAAP measures provide useful information by excluding those items that may not be indicative of our core operating results and that the GAAP and the non-GAAP measures should be considered together. There are no non-GAAP adjustments to net income in the three months, or any quarterly period during the twelve months, ended September 30, 2014, as we no longer separately report acquisition and integration costs following substantial completion of our integration of Morgan Keegan at September 30, 2013. The non-GAAP adjustments affecting prior year periods include one-time acquisition and integration costs (predominately associated with our Morgan Keegan acquisition) and other non-recurring expenses, net of applicable taxes. See the footnotes below for further explanation of each non-recurring item.

The following table provides a reconciliation of the GAAP measures to the non-GAAP measures for the periods that include non-GAAP adjustments:

	Three months ended September 30, 2013	Twelve months ended September 30, 2013
	($ in thousands, except per share amounts)
Net income attributable to RJF - GAAP	$117,458	$367,154

Non-GAAP adjustments:
Acquisition related expenses (1)	21,701	73,454
RJF's share of RJES goodwill impairment expense (2)	—	4,564
RJES restructuring expense (3)	302	1,902
Sub-total pre-tax non-GAAP adjustments	22,003	79,920
Tax effect of non-GAAP adjustments (4)	(5,946)	(27,908)
Adjusted net income attributable to RJF - Non-GAAP	$133,515	$419,166

Non-GAAP earnings per common share:
Non-GAAP basic	$0.96	$3.01
Non-GAAP diluted	$0.93	$2.95

Average equity - GAAP (5)	$3,603,559	$3,465,323
Average equity - non-GAAP (6)	$3,640,554	$3,483,531

Return on equity for the quarter (annualized)	13.0%	N/A
Return on equity for the quarter - non-GAAP (annualized) (7)	14.7%	N/A

Return on equity - year to date	N/A	10.6%
Return on equity year to date - non-GAAP (7)	N/A	12.0%

(1)	The non-GAAP adjustment adds back to pre-tax income one-time acquisition and integration expenses associated with acquisitions that were incurred during each respective period.

(2)	The non-GAAP adjustment adds back to pre-tax income RJF’s share of the total goodwill impairment expense associated with our RJES reporting unit.

(3)	The non-GAAP adjustment adds back to pre-tax income restructuring expenses associated with our RJES operations.

(4)
The non-GAAP adjustment reduces net income for the income tax effect of all the pre-tax non-GAAP adjustments, utilizing the year-to-date effective tax rate in such period to determine the current tax expense.

(5)
For the quarter, computed by adding the total equity attributable to RJF as of the date indicated plus the prior quarter-end total, divided by two. For the year-to-date period, computed by adding the total equity attributable to RJF as of each quarter-end date during the indicated year-to-date period, plus the beginning of the year total, divided by five.

(6)	The calculation of non-GAAP average equity includes the impact on equity of the non-GAAP adjustments described in the table above, as applicable for each respective period.

(7)
Computed by utilizing the adjusted net income attributable to RJF-non-GAAP and the average equity-non-GAAP, for each respective period. See footnotes (5) and (6) above for the calculation of average equity-non-GAAP.

Raymond James Bank
Selected financial highlights (Unaudited)

Selected operating data:
	Three months ended
	September 30, 2014	September 30, 2013	% Change	June 30, 2014	% Change
	($ in thousands)
Net interest income	$93,027	$82,588	13%	$87,089	7%
Net revenues	$93,068	$89,210	4%	$91,556	2%
Bank loan loss provision (benefit)	$5,483	$(1,953)	NM	$4,467	23%
Pre-tax income	$64,057	$72,614	(12)%	$64,921	(1)%
Net (recoveries) charge-offs	$(189)	$4,080	NM	$395	NM
Net interest margin (% earning assets)	3.02%	3.05%	(1)%	2.88%	5%

	Twelve months ended
	September 30, 2014	September 30, 2013	% Change
	($ in thousands)
Net interest income	$346,757	$338,844	2%
Net revenues	$351,770	$346,906	1%
Bank loan loss provision	$13,565	$2,565	429%
Pre-tax income	$242,834	$267,714	(9)%
Net charge-offs	$1,747	$13,309	(87)%
Net interest margin (% earning assets)	2.98%	3.25%	(8)%

RJ Bank Balance Sheet data:
	As of
	September 30, 2014		June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
	($ in thousands)
Total assets (1)	$12,547,902		$12,123,100	$11,798,723	$11,252,420	$10,500,374
Total equity	$1,310,098		$1,254,560	$1,202,229	$1,138,374	$1,106,742
Total loans, net	$10,964,299		$10,374,274	$10,028,101	$9,312,762	$8,821,201
Total deposits (1)	$10,537,672		$10,276,206	$10,442,179	$10,012,324	$9,301,157
Available for Sale (AFS) securities, at fair value	$361,554		$379,529	$424,394	$438,957	$457,126
Net unrealized loss on AFS securities, before tax	$(6,894)		$(7,387)	$(8,733)	$(12,138)	$(13,476)
Total capital (to risk-weighted assets)	12.5%	(2)	12.6%	12.5%	12.7%	13.0%
Tier I capital (to adjusted assets)	10.7%	(2)	10.4%	10.4%	10.7%	10.4%
Commercial Real Estate (CRE) and CRE construction loans (3)	$1,783,358		$1,683,831	$1,620,704	$1,446,684	$1,343,886
Commercial and industrial loans (3)	$6,422,347		$6,049,340	$5,917,009	$5,518,307	$5,246,005
Tax-exempt loans (3)	$122,218		$94,855	$30,370	$—	$—
Residential mortgage loans (3)	$1,751,793		$1,751,310	$1,741,965	$1,765,321	$1,745,703
Securities based loans (3)	$1,023,702		$907,912	$772,926	$667,307	$555,752
Loans held for sale (3) (4)	$42,012		$61,746	$109,622	$86,223	$100,731

Continued on next page

(the text of the footnotes in the above tables are on the following page)

Raymond James Bank
Selected financial highlights (Unaudited)
(continued from previous page)

Credit metrics:
	As of
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
	($ in thousands)
Allowance for loan losses	$147,574	$142,309	$137,940	$138,124	$136,501
Allowance for loan losses (as % of loans)	1.33%	1.36%	1.37%	1.46%	1.52%
Nonperforming loans (5)	$80,665	$90,485	$94,464	$97,623	$101,958
Other real estate owned	$5,380	$3,740	$2,968	$2,863	$2,434
Total nonperforming assets	$86,045	$94,225	$97,432	$100,486	$104,392
Nonperforming assets (as % of total assets)	0.69%	0.78%	0.83%	0.89%	0.99%
Total criticized loans (6)	$204,801	$247,296	$186,435	$310,704	$356,113
1-4 family residential mortgage loans over 30 days past due (as a % 1-4 family residential loans)	2.34%	2.49%	2.60%	2.81%	2.89%

The text of the footnotes to the above table and the tables on the previous page are as follows:

(1)	Includes affiliate deposits.

(2)	Estimated.

(3)	Outstanding loan balances are shown gross of unearned income and deferred expenses.

(4)	Primarily comprised of the guaranteed portions of Small Business Administration section 7(a) loans purchased from other financial institutions.

(5)	Nonperforming loans includes 90+ days past due plus nonaccrual loans.

(6)
Represents the loan balance for all loans in the Special Mention, Substandard, Doubtful and Loss classifications as utilized by the banking regulators. In accordance with its accounting policy, RJ Bank does not have any loan balances within the Loss classification as loans or a portion thereof, which are considered to be uncollectible, are charged-off prior to assignment to this classification.